ACKNOWLEDGMENT AND ASSUMPTION

OF PROPOSED SPECIAL SERVICER

November 25, 2025

Trustee and Certificate Administrator

Computershare Trust Company, National Association

9062 Old Annapolis Road

Columbia, MD 21045-1951

Attention:  Corporate Trust Services – BMO 2024-5C5

CCTCMBSBondAdmin@computershare.com

trustadministrationgroup@computershare.com

Re: Computershare Trust Company, National Association, as Trustee, on behalf of the registered Holders of BMO 2024-5C5 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2024-5C5 and the Uncertificated Interest Owners

Ladies and Gentlemen:

                Reference is made to the Pooling and Servicing Agreement dated as of August 1, 2024 (the PSA”) among BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, LNR Partners, LLC (“LNR”), as Special Servicer, BellOak LLC, as Operating Advisor and Asset Representations Reviewer, Computershare Trust Company, National Association, as Certificate Administrator and Computershare Trust Company, National Association, as Trustee. Further reference is made to the Co-Lender Agreement dated as of July 22, 2024 (the “1025 Lenox Park Blvd NE ICA”) by and between DBR Investments Co. Limited (Note A-1 Holder) and DBR Investments Co. Limited (Note A-2 Holder); the Co-Lender Agreement dated as of July 30, 2024 (the “Arthouse Hotel ICA”) by and between Citi Real Estate Funding Inc. (Initial Note A-1 Holder) and Citi Real Estate Funding Inc. (Initial Note A-2 Holder); the Co-Lender Agreement dated as of May 29, 2024 (the “The Pointe & Oak Shadows ICA”) by and between Starwood Mortgage Funding II LLC (Initial Note A-1 Holder), Starwood Mortgage Funding II LLC (Initial Note A-2 Holder), Starwood Mortgage Funding II LLC (Initial Note A-3 Holder); and the Co-Lender Agreement dated April 30, 2024 (the “Gallup HQ ICA”, and collectively with the 1025 Lenox Park Blvd NE ICA, the Arthouse Hotel ICA, and The Pointe & Oak Shadows ICA, the “Co-lenders”)) by and between DBR Investments Co. Limited (Note A-1 Holder) and JPMorgan Chase Bank, National Association (Note A-2 Holder). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the PSA or the Co-lenders, as applicable.

              Pursuant to Section 6.08(a), Section 6.08(e) and Section 7.02 of the PSA and Sections 7 or 15 of the Co-lenders, the undersigned hereby agrees with all the other parties to the PSA that the undersigned shall serve as the Special Servicer under, and as defined in, the PSA.  The undersigned hereby assumes the due and punctual performance and observance of each covenant and condition to be performed or observed by the Special Servicer under the PSA from and after the date hereof, and agrees to assume and perform punctually the responsibilities, duties and liabilities of the Special Servicer specified in the PSA and Co-lenders from and after the date hereof.  The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the PSA and bound thereby to the full extent indicated therein in the capacity of Special Servicer.  The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 2.06(a) of the PSA mutatis mutandis with all references to “Agreement” in section 2.06(a) of the PSA to include this Acknowledgment and Assumption of Proposed Special Servicer in addition to the PSA with the following corrections with respect to type of entity and jurisdiction of organization: CWCapital Asset Management LLC is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. The undersigned further represents and warrants that (i) it satisfies all of the eligibility requirements applicable to the Special Servicer set forth in the PSA and the Co-lenders, (ii) it satisfies the requirements of the Required Special Servicer Rating set forth in the Co-lenders, and (iii) all requirements and preconditions for the appointment of the undersigned Special Servicer have been satisfied.

                CWCapital Asset Management LLC hereby furnishes the following notice address for use in connection with notices provided to it pursuant to the PSA:

                CWCapital Asset Management LLC

                900 19th Street NW, 8th Floor

                Washington, DC 20006

                Attention: Brian Hanson

                CWCAMcontractnotices@cwcapital.com

CWCAPITAL ASSET MANAGEMENT LLC

 By:  /s/ Brian Hanson______________

              Brian Hanson

              Managing Director